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                                                                      EXHIBIT 23

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-37914 filed on July 5, 2000, and No. 333-66746 filed on August 3, 2001) of Genius Products, Inc. and Subsidiaries of our report dated April 5, 2002, on our audit of the financial statements of Genius Products, Inc. and Subsidiaries as of December 31, 2001, and for each of the years in the two-year period ended December 31, 2001.

                                         /S/ CACCIAMATTA ACCOUNTANCY CORPORATION

                                         CACCIAMATTA ACCOUNTANCY CORPORATION

Irvine, California
May 9, 2001